Exhibit 99.2

Investor Presentation March 2021 The Human Security Company

About this Presentation This presentation is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination (the “proposed business combination”) between Evolv Technologies, Inc. (the “Company”) and NewHold Investment Corp. (“NewHold” or “NHIC”) and related transactions and for no other purpose. The information contained herein does not purport to be all - inclusive and none of NHIC, the Company or its representatives or aﬃliates makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation. This Presentation does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination or (ii) an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any securities. No such offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended, or an exemption therefrom. You should not construe the contents of this Presentation as legal, tax, accounting or investment advice or a recommendation. You should consult your own counsel and tax and ﬁnancial advisors as to legal and related matters concerning the matters described herein, and, by accepting this Presentation, you conﬁrm that you are not relying upon the information contained herein to make any decision. The distribution of this Presentation may also be restricted by law and persons into whose possession this Presentation comes should inform themselves about and observe any such restrictions. The recipient acknowledges that it is (a) aware that the United States securities laws prohibit any person who has material, non - public information concerning a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and (b) familiar with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), and that the recipient will neither use, nor cause any third party to use, this Presentation or any information contained herein in contravention of the Exchange Act, including, without limitation, Rule 10b - 5 thereunder. This Presentation and information contained herein constitutes conﬁdential information and is provided to you on the condition that you agree that you will hold it in strict conﬁdence and not reproduce, disclose, forward or distribute it in whole or in part without the prior written consent of the Company and is intended for the recipient hereof only. Use of Projections This Presentation contains ﬁnancial forecasts for the Company with respect to certain ﬁnancial results for the Company's ﬁscal years 2021 through 2025. The Company's independent auditors have not audited, studied, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, they did not express an opinion or provide any other form of assurance with respect thereto for the purpose of this Presentation. These projections are forward - looking statements and should not be relied upon as being necessarily indicative of future results. In this Presentation, certain of the above - mentioned projected information has been provided for purposes of providing comparisons with historical data. The assumptions and estimates underlying the prospective ﬁnancial information are inherently uncertain and are subject to a wide variety of signiﬁcant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective ﬁnancial information. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of the Company or that actual results will not differ materially from those presented in the prospective ﬁnancial information. Inclusion of the prospective ﬁnancial information in this Presentation should not be regarded as a representation by any person that the results contained in the prospective ﬁnancial information will be achieved. F i nanc i al Inf o r m a t i on; Non - GAAP Measures The ﬁnancial information and data contained in this Presentation is unaudited and does not conform to Regulation S - X. Such information and data may not be included in, may be adjusted in or may be presented differently in the registration statement to be ﬁled relating to the Business Combination and the proxy statement/prospectus contained therein. This Presentation also includes certain ﬁnancial measures not presented in accordance with generally accepted accounting principles (“GAAP”) including, but not limited to, EBITDA and certain ratios and other metrics derived therefrom. The Company deﬁnes EBITDA as operating income plus depreciation and amortization expenses. These non - GAAP ﬁnancial measures are not measures of ﬁnancial performance in accordance with GAAP and may exclude items that are signiﬁcant in understanding and assessing the Company’s ﬁnancial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash ﬂows from operations or other measures of proﬁtability, liquidity or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly - titled measures used by other companies. The Company believes these non - GAAP measures of ﬁnancial results provide useful information to management and investors regarding certain ﬁnancial and business trends relating to the Company’s ﬁnancial condition and results of operations. The Company believes that the use of these non - GAAP ﬁnancial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in and in comparing the Company’s ﬁnancial measures with other similar companies, many of which present similar non - GAAP ﬁnancial measures to investors. These non - GAAP ﬁnancial measures are subject to inherent limitations as they reﬂect the exercise of judgments by management about which expense and income are excluded or included in determining these non - GAAP ﬁnancial measures. This Presentation also includes certain projections of non - GAAP ﬁnancial measures. Due to the high variability and diﬃculty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP ﬁnancial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward - looking non - GAAP ﬁnancial measures is included. Industry and Market Data In this Presentation, the Company relies on and refer to certain information and statistics obtained from third - party sources which they believe to be reliable. The Company has not independently veriﬁed the accuracy or completeness of any such third - party information. Trademarks This Presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this Presentation may be listed without the TM, SM © or ® symbols, but the Company will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights. 2 Disclaimer

Forward Looking Statements This document contains certain forward - looking statements within the meaning of the federal securities laws with respect to the proposed transaction between NewHold Investment Corp. (“NewHold”) and Evolv Technologies, Inc. (“Evolv”). These forward - looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward - looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward - looking statements in this document, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of NewHold’s securities, (iii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the Agreement and Plan of Merger, dated as of March 5, 2021 (the “Merger Agreement”), by and among NewHold, Evolv and NHIC Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of NewHold, by the stockholders of NewHold, the satisfaction of the minimum trust account amount following redemptions by NewHold’s public stockholders and the receipt of certain governmental and regulatory approvals, (iv) the lack of a third party valuation in determining whether or not to pursue the transaction, (v) the inability to complete the PIPE investment in connection with the transaction, (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (vii) the effect of the announcement or pendency of the transaction on Evolv Aviation’s business relationships, operating results and business generally, (viii) risks that the proposed transaction disrupts current plans and operations of Evolv and potential difficulties in Evolv employee retention as a result of the transaction, (ix) the outcome of any legal proceedings that may be instituted against Evolv or against NewHold related to the Merger Agreement or the transaction, (x) the ability to maintain the listing of NewHold’s securities on a national securities exchange, (xi) the price of NewHold’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which NewHold plans to operate or Evolv operates, variations in operating performance across competitors, changes in laws and regulations affecting NewHold’s or Evolv’s business and changes in the combined capital structure, (xii) the ability to implement business plans, forecasts, and other expectations after the completion of the transaction, and identify and realize additional opportunities, and (xiii) the risk of downturns and a changing regulatory landscape in Evolv’s highly competitive industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of NewHold’s registration on Form S - 1 (File No. 333 - 239822), the registration statement on Form S - 4 discussed above and other documents filed by NewHold from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward - looking statements. Forward - looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward - looking statements, and except as required by law NewHold and Evolv assume no obligation and do not intend to update or revise these forward - looking statements, whether as a result of new information, future events, or otherwise. Neither NewHold nor Evolv gives any assurance that either NewHold or Evolv or the combined company will achieve its expectations. Any financial projections in this communication are forward - looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond NewHold’s and Evolv’s control . While all projections are necessarily speculative, NewHold and Evolv believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection extends from the date of preparation . The assumptions and estimates underlying the projected results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections . The inclusion of projections in this communication should not be regarded as an indication that NewHold and Evolv, or their representatives, considered or consider the projections to be a reliable prediction of future events . I m portant Infor m a t i on fo r In v es t ors and S t oc k ho l ders This document relates to a proposed transaction between NewHold and Evolv. This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. NewHold intends to file a registration statement on Form S - 4 with the SEC, which will include a document that serves as a prospectus and proxy statement of NewHold, referred to as a proxy statement/prospectus. A proxy statement/prospectus will be sent to all NewHold stockholders. NewHold also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of NewHold are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction. Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by NewHold through the website maintained by the SEC at www.sec.gov. Participants in the Solicitation NewHold and Evolv and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from NewHold’s stockholders in connection with the proposed transaction. A list of the names of the directors and executive officers of NewHold and information regarding their interests in the business combination will be contained in the proxy statement/prospectus when available. You may obtain free copies of these documents as described in the preceding paragraph. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction. 3 Disclaimer (Cont.)

EXECUTIVE SUMMARY

The Leader in Touchless Security Screening Security as a Service Disruptive AI based Security Company BREAKTHROUGH TECHNOLOGY CREATES BARRIERS TO ENTRY ICONIC CUSTOMER BASE SUBSCRIPTION BASED SAAS BUSINESS MODEL STRONG ROI FOR CUSTOMERS STRATEGIC PARTNERS ACCELERATE GROWTH 5 1 Current products. 2 Includes contemplated products. $20B T A M 1 $100B T A M 2

Transaction Summary

evolv technology



Peter George
CEO



Peter Faubert
CFO



Anil Chitkara
Founder & Head of Corporate Development



Mike Ellenbogen
Founder & Chief Innovation Officer

NEWHOLD



Kevin Charlton
CEO



Charlie Baynes-Reid
COO



Adam Deutsch
CFO



Neil Glat
Board Member

The Business	• Disruptive AI-based security company • 50M+ people screened by Evolv Systems • 400+ units deployed
Offering	• NewHold Investment Corp. (NASDAQ:NHIC) is a special purpose acquisition company with $172.5M of cash in trust • PIPE size of $300M
Valuation	• Pro Forma enterprise value of $1.3B • Attractively valued entry multiple: – 2.2x 2025E revenue of $595M – 5.6x 2025E EBITDA of $236M
Capital Structure	• Existing Evolv shareholders will rollover 100% of equity • The transaction will be funded with a combination of NewHold cash held in trust account, NewHold common stock and proceeds from the PIPE
Selected Evolv Investors	LUX, FINBACK INVESTMENT PARTNERS, BILL GATES, GENERAL CATALYST, MOTOROLA SOLUTIONS, SINEWAVE VENTURES, DC Data Collective, STANLEY Security

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Evolv – Unique Investment Opportunity

1 Disruptive AI Software Technology	***Revolutionary AI software technology*** *platform positions Evolv to* ***disrupt the current analog physical security industry***
2 Global $20B TAM	***Potential accelerated customer adoption and add-on capabilities*** *of software platform enables* ***TAM to expand from ~$20B to ~$100B***
3 Diverse & Growing Customer Base	***Blue-chip customer relationships*** *across multiple markets including sports, tourism & entertainment*
4 High ROI for Customer	***Increases throughput and visitor experience*** *while* ***lowering customer costs*** *and maintaining a secure environment*
5 Unique & Compelling Business Model	*Compelling economics driven by* ***high margin, recurring, subscription-based SaaS revenue model***
6 Land & Expand City Strategy	***Established presence in select high-risk cities*** *creates proof points for geographic and vertical market expansion*
7 World Class Management Team	***Industry veterans*** *with* ***decades of experience*** *in cyber and physical security*

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Any Given Sunday … Transforming the Threat Detection & Security Markets Evolv’s market leading, disruptive technology can screen 10X more people than legacy providers without sacrificing safety … Evolv Solution 8

Touchless Security Screening


SECURITY
SECURITY

evolv technology **Key Differentiators**

- ✓ **10X** faster than metal detectors
- ✓ Screens **3,600** visitors per hour
- ✓ **Automatically differentiates** weapons from personal items
- ✓ **Detects concealed items** on people and in bags
- ✓ **AI / Machine Learning** algorithm
- ✓ **Highly effective security system** = technology + people + process
- ✓ **Touchless screening** delivers superior customer experience
- ✓ Requires significantly fewer guards, generating up to **70% cost savings**
- ✓ Easy to operate for **mobility and outdoor** use

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Evolv Customers — Iconic Global Brands American Museum of Natural History 10

11 Significant Global Market Opportunity — $20B TAM WAREHOUSE, DISTRIBUTION & MANUFACTURING 116K sites OFFICE BUILDINGS 35K sites 137K sites EDUCATION 10K sites HOSPITALS TOURIST & CULTURAL INSTITUTIONS 5K sites 12K sites HOUSES OF WORSHIP 40K sites HOSPITALITY & CASINOS 26K sites GOVERNMENT 10K sites PERFORMING ARTS & ENTERTAINMENT 1K sites SPORTS Source: CBES, EIA, NCES, SUSB and management estimates.

Highly Accomplished Management Team



Peter George
Chief Executive Officer
25+ years in Cybersecurity, Data Analytics, Forensics & SaaS



Mike Ellenbogen
Founder & Chief Innovation Officer
25+ years in Physical Security Technology



Anil Chitkara
Founder & Head of Corporate Development
20+ years in Software, SaaS and Analytics



Peter Faubert
Chief Financial Officer
20+ years in High Tech



AJ DeRosa
Chief Revenue Officer
20+ years in SaaS
7+ years in Sensors & AI



Dana Loof
Chief Marketing Officer
25+ years in Enterprise Tech
6+ years in Cybersecurity



Neil Sandhoff
VP of North America
20+ years in Physical Security & Defense



Eric Pyenson
General Counsel
25+ years in High Tech, Cybersecurity & Counterterrorism



Owais Hassan
VP of Engineering
25+ years in IoT and Software



Alec Rose
Chief Scientist
10+ years in Sensors & Machine Learning



Steve Morandi
VP of Product
25+ years in Tech
10+ years in IoT & Analytics



Liza Knapp
Head of People
20+ years in High Performing Organizations

- ✓ Proven leaders in disrupting both cyber and physical security sectors
- ✓ Experienced technology development team
- ✓ Entrepreneurial background throughout executive management team
- ✓ Deep bench supporting the executive team

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WHY EVOLV?

Why Evolv? Unique disruptive technology that transforms the security experience • Screens 3,600 visitors per hour as they pass through without stopping • Touchless security screening reduces wait times and provides superior visitor experience • Greater efficiency generating up to 70% reduction in costs • Reduces physical footprint, reclaiming space for visitor experiences and revenue opportunities • Automatically differentiates weapons from personal items concealed on people and in their bags • Targeted threat location improves guard performance and overall security effectiveness Unmatched Security Superior Visitor Experience Significant Cost Savings 14

Agile AI - Based Screening System Expands to Screen Multiple Threats Including Elevated Body Temperature Delivers Analytics & Intelligence to the Venue Automatically Differentiates Weapons from Personal Items Learns Over Time 15

Unparalleled Technology Advantage

IP Portfolio:

- ✓ Multi-frequency transmission and analysis
- ✓ Proprietary sensor design
- ✓ Metamaterial arrays
- ✓ Active and passive beam forming and steering
- ✓ Compressive reconstruction
- ✓ Automated threat detection algorithms
- ✓ Real time data flow and processing
- ✓ Multiple cameras for alert resolution



- ✓ **Over 50 individual sensors in each Evolv Express® system**
- ✓ **Creates active scan zone**
- ✓ **Automatically calibrates for external noise and interference**
- ✓ **Collects 500,000 data points per scan**
- ✓ **Processes all data in less than one walking stride**
- ✓ **Registers threat against six cameras**
- ✓ **Delivers red / green answer on picture of visitor as they exit system**

Proprietary Know-How:

- ✓ Unique RF operating frequencies to discriminate weapons from personal items
- ✓ Con Ops for high throughput operation
- ✓ Threat resolution through coordinated video streaming
- ✓ Automated real world system calibration
- ✓ Motion compensation
- ✓ Elimination of overhead structure
- ✓ Groundbreaking industrial design

Core Tech Patents (US)	Core Tech Patents (Int'l)	Licensed Patents	Captive Data Set
7	14	95	50M+ *scans*

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Cortex AI Software is Revolutionizing Physical Security


Evolv Cortex AI™
SENSOR NETWORK
1,000s of sensor-based inputs from Evolv Express®
DATA ENGINE
Data instantly aggregated, processed and served up to the algorithm
AI THREAT CLASSIFIER
ML-based algorithm trained to differentiate personal items from weapons
INTELLIGENCE CLOUD
Remote storage, access and fusing of data from multiple sources to drive smart insights, remote monitoring, and operational excellence
APPLICATION LAYER
Web, Mobile, Reporting Alerts/Notifications, Analysis Platform, AR/VR
API
DATA INPUTS
INTEGRATION API
Integration to and from venue security, video, BMS infrastructure, enterprise data, social, Evolv Cloud

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18 Compelling Value Proposition for the Customer Note: Graphic, total cost reduction, and cost per scan methodology displayed above is representative of a professional sports scenario, per management estimates. W e e s tima t e u p t o 70 % l o w e r co s t to run the security operation than existing solutions, increasing security and improving customer experience Evolv Solution Legacy Solution 10 Machines 60 Guards Cost per Scan = $0.11 86 Machines 215 Guards Cost per Scan = $0.38 $0.1 1 C o s t p er s c a n Evolv Solution Superior Customer ROI: $0.38 C o s t p er s c a n Legacy Solution Professional Sports Team expects to save over $600,000 per year with Evolv Express® compared to walk through metal detectors and manual bag checks.

GROWTH STRATEGY

Rapid Customer Growth in City and Across Verticals Establish NYC presence, then expand into vertical segments in additional cities E n tertainm en t Tourist Additional Verticals NEW YORK CUSTOMERS Strong Geographic Footprint Expanded Across Verticals Throughout U.S. x Started in NYC with Lincoln Center for Performing Arts x Expanded within NYC to tourist locations, museums, sports, hospitals and houses of worship x Initial deals in these venues anchored expansion in these verticals outside NYC x Lincoln Center Drove Expansion to 25 Additional Customers – 10 NYC Customers – 15+ Vertical Expansion Customers EXPANSION: VERTICAL CUSTOMERS American Museum of Natural History 20

Expanding the Market



Large Market
Population > 1M

Medium Market
Population <1M, >500K

Small Market
Population <500K

LAND TARGET VERTICAL

Acquire Anchor Customer

EXPAND ACROSS CITIES

Templatize Current Successes in Major Cities – NYC, Atlanta & DC

50+ *TARGETED CITIES*

CHANNEL ACTIVATION

Use Direct "Touch" Sales Motion to Enable & Activate Channel

STRATEGIC BEACHHEAD

Land First Mover In Each Professional Sport & Global Entertainment Organization

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Evolv’s Global Opportunity is Accelerated Through Partnerships T a r ge t Ma r k e t Regional Channel Partners: Se c u r e f lig h t LT D Global Strategic Partners: 22

23 Global Strategic OEM Partnership “Evolv Technology was selected from a broad range of potential partners based on its demonstration of reliable results in diverse real - world environments and its digital - native platform . We are excited about the benefits that an integrated Motorola Solutions and Evolv Technology access control solution can provide to the marketplace ." Mahesh Saptharishi, CTO Motorola Solutions – Education – Airports – Hospitals – Critical Infrastructure Motorola Solutions Branded Premium Products Powered by Evolv x Integrated into Motorola Solutions product portfolio to provide an industry first comprehensive end to end security and communications solution x Thousands of global customers x Key sectors served by Motorola Solutions include: Note: Evolv Express ® with Motorola Solutions branding is rendering subject to approval from Motorola Solutions.

Initial Land & Expand: ~$175M ARR with a $7B+ TAM Growth driven by additions & expansions from marquee customer accounts REPRESENTATIVE & TARGET CUSTOMERS END MARKET Tourist Sites Performing Arts & Entertainment Municipal Government Industrial Workplaces Theme Parks REPRESENTATIVE & TARGET CUSTOMERS END MARKET Professional Sports 24

Line of Sight on $1B in ARR with Existing Evolv Express® Product


Long-Term
Expand Existing Vertical Market and Geographic Locations and Enter New Markets through Direct Sales and Channel Partners
>$500M
incremental potential ARR
Mid-Term
Expand into Adjacent Vertical Markets and Land in International Cities
~$300M
incremental potential ARR
Near-Term
Expand in Existing High Opportunity Vertical Markets in the U.S.
~$175M
potential ARR

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Future Direction: The Digital Threshold Vision INTERIOR Retail Optimization Exit Routing & Promotion Staff Planning Crowd Intelligence Threat Intelligence Weapons Screen Health Screen People Flow Analytics Ticketing / Credential Check Biometrics IDs Demographic Analytics Crowd Intelligence Entry Routing License Plate Recognition Visitor approaches the venue … Visitor enters the venue … Visitor experiences the venue… Threat Intelligence 26 APPROACH THRESHOLD

Acquisitions to Drive Expansion and Growth

*Significant opportunities to **extend digital threshold through acquisitions and partnerships***

STRATEGIC GROWTH DRIVERS:

- ✓ Acquire high value components to extend the Digital Threshold
- ✓ 80 acquisition targets identified
- ✓ Acquisitions will drive increased capabilities, add customers and build the Evolv team
- ✓ Prioritized areas for initial expansion
- ✓ Partnership opportunities to further expand footprint and market reach



Biometrics & Demographics
Threat Intelligence
Smart Ticketing / Credential Verification
evolv technology
Response & Mass Notification
Crowd Flow Analytics
Parking & License Plate Analytics
Data Science & Artificial Intelligence
Retail Analytics

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Data Driven Solution Provides Significant Market Opportunity

1

PROLIFERATE GLOBALLY: *ROI-Driven Touchless Screening*

- ✓ Accelerate adoption in verticals and globally
- ✓ Secure high volume buying groups
- ✓ Build out cloud management platform

2

OWN THE THRESHOLD: *Deliver Integrated Threshold*

- ✓ Provide touchless ticket and credential verification
- ✓ Develop open platform
- ✓ Realize the frictionless visitor experience

3

MONETIZE THE DATA: *Enable Consumer Pass for Personalized, Frictionless Journey*

- ✓ Build a consumer brand
- ✓ Capture rich data set on venues, events and users
- ✓ Monetize through analytics packages and data feeds

$20B Threat Screening	**$12B** Video Analytics	**$27B** Smart Ticketing
$16B Digital Experience	**$18B** Retail & Staffing Analytics	**$13B** Threat Intelligence

***$100B* TAM by 2025 with frictionless visitor experience opportunity**

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Note: Based on industry analyst forecasts adjusted through company analysis.

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FINANCIAL AND TRANSACTION OVERVIEW

30 Compelling SaaS Business Model Security - as - a - Service (SaaS) Pricing Pricing options: straight monthly subscription or hardware purchase plus software subscription 48 Month CONTRACTS 12 Month SUBSCRIPTION PAID IN ADVANCE $2k — $3k PER MONTH PER SYSTEM Innovating Security Industry Business Model Unique Attributes: x First Security - as - a - Service model in the industry x Monthly subscription enables customers to use OpEx instead of CapEx x Compelling value proposition drives 4 - 6 month sales cycle x Four - year customer contracts with no termination; 12 months paid annually in advance x Master customer contract enables easy follow - on orders and adding new modules EVOLV EXPRESS ® Economics 2021E 2023E Total Contract Value $120k $120k Annual Recurring Revenue $30k $30k Upsell Revenue (a) - $24k (a) Upsell revenue includes additional add - on options to base contract, including integrations, advanced analytics, biometrics and elevated body temperature package.

Revenue by Type (US$ in Millions) $ 5.8 $4.3 $20.2 $53.1 $13 2.3 $33 7.9 $ 5 9 5.0 2 0 19 A 2 0 20 A 2 0 21 E 2 0 22 E 2 0 23 E 2 0 24 E 2 0 25 E Bookings by Type (US$ in Millions) 31 Scalable Platform with Expanding Gross Margins EBITDA & Margin (US$ in Millions) Gross Profit & Margin (US$ in Millions) Products Subscription $12 . 9 $21 . 7 $53 . 3 $194 . 6 $399 . 0 $708 . 7 $1,065.7 2019A 2020A 2021E 2022E 2023E 2024E 2025E $38 . 8 $109 . 1 $281 . 4 $503.7 14% 41% 71% 73% 82% 83% 85% $0.8 2019A $1.8 2020A $14.4 2021E 2022E 2023E 2024E 2025E 4% $5.2 28% $96 . 2 $236 . 0 40% ($17.7) 2019A ( $25 . 5 ) 2020A ($26.9) 2021E ($29.5) 2022E 2023E 2024E 2025E S e r v i c e s Products Subscription

Illustrative Pro Forma Capitalization & Ownership at Close (in millions) 32 Transaction Summary Illustrative Sources & Uses (US$ in millions) Illustrative Pro Forma Valuation (US$ in millions, except per share data) Existing Evolv Shareholders PIPE Shareholders NewHold Shareholders $1.75B PF Equity Value (a) Assumes no redemptions from NewHold’s existing public shareholders. Excludes impact of the 14.325M outstanding warrants struck at $11.50, comprised of (i) private placement warrants held by NewHold founders (4.180M), (ii) private placement warrants held by anchor investors (1.520M) and (iii) public warrants associated with NewHold units (8.625M). (b) Includes 1.898M founder shares owned held by NewHold founders and NewHold anchor investors, and 0.518M shares held by the Evolv Public Benefit Corporation. Excludes 0.949M shares that vest at $12.50 and 0.949M shares that vest at $15.00. (c) Pro forma net cash calculated as transaction proceeds of $437.5M less Evolv existing net debt of $16.2M as of January 31, 2021. (a) (a) (b) NewHold Sponsors ( b ) (a) 72% 17% 10% 1% Pro Forma Equity Ownership Shares % Ownership Existing Evolv Shareholders 125.0 71.6% PIPE Shareholders 30.0 17.2% N ew H o ld Sh are h o l d ers 17 . 3 9 .9% N ew H o ld Sp o ns o rs 2 . 4 1 .4% T o t a l Sh a r e s 174.7 100.0% At Close I l l u st ra t ive NewHo l d St o ck P ri c e $10 .00 To t al P F Sha res Ou tst a nd i n g 174 .7 Equity Value $1,746.7 Less: Pro Forma Cash (c) ($421.3) Enterprise Value $1,325.3 Sources Uses Equity Issued to Existing Evolv Shareholders $1,250.0 Ne w Ho l d C a s h i n T rust 1 7 2 . 5 Equity Issued to Existing Evolv Shareholders $1,250.0 C a s h to B a l a n ce Shee t 4 3 7 . 5 Common Equity PIPE 300.0 Transaction Expenses 35.0 Tota l S our ce s $ 1 ,7 2 2.5 Tota l U s e s $ 1 ,7 2 2.5

Comparable Public Company Universe

SECURITY TECHNOLOGY & ANALYTICS

Innovative public safety and security software and data analytics companies

Moderate growth going forward — high single-digits revenue CAGR through 2022E

Strong gross margin profile driven by SaaS business model

AXON, Check Point Software Technologies Ltd, everbridge, FORTIVE, FORTINET, HEXAGON, METTLER TOLEDO, nuix, paloalto networks, Trimble, tyler technologies

SECURITY-AS-A-SERVICE

evolv technology

- ✓ Revolutionary and disruptive AI software
- ✓ Global TAM — ~$20B
- ✓ Attractive high-margin, recurring, 4-year subscription-based revenue model
- ✓ Established blue-chip customer base

DISRUPTIVE SPAC CATEGORY LEADERS

Disruptive SPAC category leaders expected to transform legacy industries

Significant revenue growth expected over the next 5 years

Expected to become EBITDA positive in 2022-2024E

Valuation based on 2023-2025E financial metrics

AppHarvest, ASTRA, chargepoint, Desktop Metal, LUMINAR, MOMENTUS, Velodyne LiDAR

TRADITIONAL DETECTION EQUIPMENT

Dependent on legacy metal detector technology

Low growth going forward — single-digit revenue CAGR through 2022E

Mid-teens gross margin profile driven by hardware sales model

Traditional metal detector TAM: ~$1-2B

leidos, smiths, OSI SYSTEMS, INC.

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155.9% 9.9% 137.5% 700.0% 74.4% 105.9% 461.0% 118.4% 64.7% 5.7% 2 1 - 23 E 2 1 - 23 E 2 1 - 23 E 2 1 - 23 E 2 1 - 23 E 2 1 - 23 E 2 1 - 23 E 2 1 - 23 E 2 1 - 23 E 2 1 - 23 E 34 Select Peers Operational Benchmarking Revenue CAGR (21E - 2 3 E) Gross Ma r g ins (21E) Source: Capital IQ and Company filings as of March 1, 2021. AppHarvest, Astra, Chargepoint, Desktop Metal, Momentus, Luminar, and Velodyne Revenue and Gross Margins per management estimates. Note: “NA” denotes metrics that are not available. “NM” denotes metrics that are not meaningful. Security Te c hn olo gy & Analytics Disruptive SPACs Traditional Detection E quipm e n t Security Te chno l o g y & Ana ly tics (Median) T rad i tio n al Detection E qu i pment (Median) 71.1% 63.1% NA NM 31.3% 25.6% 10.5% 23.1% 4 6.4% 14.4% 21E 21E 21E 21E 21E 21E 21E 21E 21E 21E

35 Select Peers Valuation Benchmarking EV / R e v e nue EV / EBIT D A Assumes an E nte rpri se Val ue of $1.3B Source: Capital IQ and Company filings as of March 1, 2021. AppHarvest, Astra, Chargepoint, Desktop Metal, Momentus, Luminar, and Velodyne Revenue and EBITDA per management estimates. Astra EV based on Holicity Inc. (NASDAQ:HOL), and Momentus EV based on Stable Road Acquisition Corp. (NASDAQ:SRAC). Note: “NA” denotes metrics that are not available. Security Te c hn olo gy Traditional Detection E quipm e n t & Analytics Disruptive SPACs 3.9x 2.2x 8.8x 11.0x 7.2x 4.6x 2.4x 6.8x 4.7x 7.3x 4.5x 2.2x 1.3x 2 1.5x 1 0.7x 3.9x NA 1.7x 24E T3 25E T4 21E 24E T4 25E T5 24E T3 25E T4 24E T4 25E T5 24E T4 25E T5 24E T4 25E T5 24E T4 25E T5 24E T4 25E T5 21E 13.8x 5.6x 30.6x 55.4x 25.6x 15.2x 5.2x 78.2x 37.8x 31.9x 15.9x 6.4x 2.2x 71.4x 2 4.7x 1 7.8x NA 12.7x 24E T3 25E T4 24E T4 25E T5 24E T3 25E T4 24E T4 25E T5 24E T4 25E T5 24E T4 25E T5 24E T4 25E T5 24E T4 25E T5 21E Security Te chno l o g y & Ana ly tics (Median) 21E T rad i tio n al Detection E qu i pment (Median)

Illustrative Valuation Methodology


FUTURE ENTERPRISE VALUE
Security Technology & Analytics
IMPLIED CURRENT ENTERPRISE VALUE
Security Technology & Analytics
IMPLIED CURRENT ENTERPRISE VALUE
Disruptive SPACs
evolv technology
Initial pro forma valuation will be at a substantial discount to the various peer groups
$7.1B
~80% Evolv Discount to Midpoint
$6.0B
Discounted Back 4 Years @ 20%
$3.4B
~58% Evolv Discount to Midpoint
$2.9B
$4.2B
~66% Evolv Discount to Midpoint
$3.6B
$1.3B
SECURITY TECHNOLOGY & ANALYTICS IMPLIED ENTERPRISE VALUE 8.0-10.0X 2025E REVENUE
SECURITY TECHNOLOGY & ANALYTICS IMPLIED CURRENT ENTERPRISE VALUE
DISRUPTIVE SPACs IMPLIED CURRENT ENTERPRISE VALUE 6.0-7.0x 2025E REVENUE
EVOLV PRO FORMA ENTERPRISE VALUE

evolv technology
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E v ol v T echnol o gy — “ Th e Hum a n Security Co m pa n y ” Disruptive AI Software Technology Global $20B TAM Diverse & Growing Customer Base High ROI for Customer Unique & Compelling Business Model Land & Expand City Strategy World Class Management Team 37

APPENDIX

Financial Projections Summary 39 (US$ in millions, except unit data) 2019A 2020A 2021E 2022E 2023E 2024E 2025E Units Subscription 66 206 429 1,547 3,098 5,266 7,636 Product 98 3 66 171 319 478 861 Bookings Subscription $6.1 $21.3 $47.3 $178.2 $367.0 $658.3 $970.5 Products 6.8 0.4 6.0 16.4 32.0 50.4 95.3 Total Bookings $12.9 $21.7 $53.3 $194.6 $399.0 $708.7 $1,065.7 YoY Growth % - 68% 145% 265% 105% 78% 50% Revenue Subscription $1.1 $3.3 $14.8 $36.0 $101.5 $269.8 $498.5 Products 4.3 0.3 3.8 13.5 24.7 56.6 79.6 Services 0.5 0.7 1.6 3.6 6.1 11.5 17.0 Total Revenue $5.8 $4.3 $20.2 $53.1 $132.3 $337.9 $595.0 YoY Growth % - (26%) 365% 163% 149% 155% 76% Gross Pro f i t Subscription $0.1 $1.2 $11.4 $28.6 $84.3 $232.0 $433.7 Products 0.6 0.1 1.9 7.7 20.1 40.8 57.3 Services 0.2 0.6 1.0 2.5 4.7 8.6 12.7 Total Gross Profit $0.8 $1.8 $14.4 $38.8 $109.1 $281.4 $503.7 Margin % 14% 41% 71% 73% 82% 83% 85% Operating Expenses $19.0 $28.3 $43.4 $71.9 $109.7 $196.0 $282.6 Operating Income ($18.2) ($26.5) ($29.0) ($33.0) ($0.6) $85.4 $221.1 EBITDA ($17.7) ($25.5) ($26.9) ($29.5) $5.2 $96.2 $236.0 Margin % NM NM NM NM 4% 28% 40%

Risk Factors 40 Risks Related to Evolv Technology’s Business and Industry • We are a rapidly growing company with a history of losses. We have not been profitable historically and may not achieve or maintain profitability in the future. • Our operating results may fluctuate for a variety of reasons, including our failure to close significant customer sales. • We recognize substantially all of our revenue ratably over the term of our agreements with customers and, as a result, downturns or upturns in sales may not be immediately reflected in our operating results. • The touchless security screening market is new and evolving, and may not grow as expected or may develop more slowly or differently than we expect. If the market does not grow as we expect, or if we cannot expand our solutions to meet the demands of this market, our revenue may decline, fail to grow or fail to grow at an accelerated rate, and we may incur operating losses. • Forecasts of our market and market growth may prove to be inaccurate, and even if the markets in which we compete achieve the forecasted growth, there can be no assurance that our business will grow at similar rates, or at all. • If we are unable to acquire new customers, our future revenues and operating results will be harmed. Likewise, potential customer turnover in the future, or costs we incur to retain our existing customers, could materially and adversely affect our financial performance. • If we are unable to sell additional products to our customers and maintain and grow our customer retention rates, our future revenue and operating results will be harmed. • If our products fail or are perceived to fail to detect threats such as a firearm or other potential weapon or explosive device, or if our products contain undetected errors or defects, these failures or errors could result in the loss of life, which could harm our brand and reputation and have an adverse effect on our business and results of operations. • If we do not successfully anticipate market needs and enhance our existing products or develop new products that meet those needs on a timely basis, we may not be able to compete effectively and our ability to generate revenues will suffer. • Our business model is predicated, in part, on building a customer base that will generate a recurring stream of revenues through the sale of our subscription contracts. If that recurring stream of revenues does not develop as expected, or if our business model changes as the industry evolves, our operating results may be adversely affected. • Our sales cycles can be long and unpredictable, and our sales efforts require considerable time and expense. As a result, our sales and revenue are difficult to predict and may vary substantially from period to period, which may cause our results of operations to fluctuate significantly. • We rely on channel and OEM partners to generate a growing portion of our revenue, including in international markets. If we fail to maintain successful relationships with our channel and OEM partners, or if our partners fail to perform, our ability to market, sell and distribute our products will be limited, and our business, financial position and results of operations will be harmed. • A portion of our revenue is generated by sales to government entities, which are subject to a number of challenges and risks. • Fluctuating economic conditions make it difficult to predict revenue for a particular period, and a shortfall in revenue may harm our operating results. • Changes in or interpretations of financial accounting standards may cause an adverse impact to our reported results of operations. • Our brand, reputation and ability to attract, retain and serve our customers are dependent in part upon the reliable performance of our products and infrastructure. • If we are not able to maintain and enhance our brand or reputation as an industry leader, our business and operating results may be adversely affected. • If our customers are unable to implement our products successfully, or if we fail to effectively assist our customers in installing our products and provide effective ongoing support, customer perceptions of our products may be impaired or our reputation and brand may suffer. • We are dependent on the continued services and performance of our senior management and other key employees, as well as on our ability to successfully hire, train, manage and retain qualified personnel, especially those in sales and marketing and research and development.

Risk Factors (Cont.) 41 Risks Related to Evolv Technology’s Business and Industry (Cont.) • If we do not effectively expand, train and retain qualified sales and marketing personnel, we may be unable to acquire new customers or sell additional products to successfully pursue our growth strategy. • If we cannot maintain our company culture as we grow, we could lose the innovation, teamwork, passion and focus on execution that we believe contribute to our success and our business may be harmed. • We incorporate technology from third parties into our products, and our inability to obtain or maintain rights to the technology could harm our business. • We may acquire or invest in other companies or technologies in the future, which could divert management's attention, fail to meet our expectations, result in additional dilution to our stockholders, increase expenses, disrupt our operations or otherwise harm our operating results. • Our intellectual property rights are valuable and any inability to protect our proprietary technology and intellectual property rights could substantially harm our business and operating results. • Assertions by third parties of infringement or other violations by us of their intellectual property rights, whether or not correct, could result in significant costs and harm our business and operating results. • Confidentiality arrangements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information. • Our products and services may be affected from time to time by design and manufacturing defects that could adversely affect our business and result in harm to our reputation. • We rely on a limited number of suppliers, manufacturers, and logistics partners for our products. A loss of any of these partners could negatively affect our business. • Our third - party contract manufacturers' facilities, and our suppliers' and our customers' facilities, are vulnerable to disruption due to natural or other disasters, strikes and other events beyond our control. • Increases in component costs, long lead times, supply shortages, and supply changes could disrupt our supply chain and have an adverse effect on our business, financial condition, and operating results. • The continuation of worsening of the COVID - 19 coronavirus pandemic could have an adverse effect on our business, results of operations, and financial condition. • Downturns in general economic and market conditions and reductions in spending may reduce demand for our software, services, and products, which could harm our revenue, results of operations and cash flows. • If the general level of physical threats/attacks declines, or is perceived by our current or potential customers to have declined, our business could be harmed. • The markets in which we participate could become increasingly competitive. If we are unable to compete effectively with new entrants and other potential competitors, our sales and profitability could be adversely affected. • New entrants or other increased competition for our product offerings may cause us to lower the sale prices of our products and services, which may reduce our gross profits and adversely impact our financial results. • Because our products may collect and store user and related information, domestic and international privacy and cyber security concerns, and other laws and regulations, could result in additional costs and liabilities to us or inhibit sales of our products. • Failure to comply with applicable anti - corruption legislation and other governmental laws and regulations could result in fines, criminal penalties and materially adversely affect our business, financial condition and results of operations. • Comprehensive tax reform legislation could adversely affect our business and financial condition. • Our operating results may be harmed if we are required to collect sales and use or other related taxes for our products in jurisdictions where we have not historically done so. • We may not be able to utilize a significant portion of our net operating loss carryforwards and research and development tax credit carryforwards. • We may require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.